                                                                    Exhibit 99.1

[AIR PRODUCTS LOGO]                                           News Release


AIR PRODUCTS AND CHEMICALS, INC.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

03096

                       AIR PRODUCTS REPORTS SECOND QUARTER
                         EARNINGS PER SHARE OF 51 CENTS

Access the Q2 earnings teleconference scheduled for 11:15 a.m. EDT today by calling (913) 981-4910 and entering passcode184937, or listen on the Web at www.airproducts.com/Invest/EarningsReleases/Teleconference.htm.


LEHIGH VALLEY, Pa. (April 24, 2003) - Air Products (NYSE:APD) today reported net income of $114 million, or diluted earnings per share of $.51, for its second fiscal quarter ended March 31, 2003. This compares to prior year net income of $126 million, or diluted earnings per share of $.57.

Prior year results included a gain on the sale of the company's U.S. packaged gas business of $26 million after-tax, or $.12 per share, and a charge for a global cost reduction plan of $19 million after-tax, or $.09 per share.

Quarter revenues were $1,578 million, up 20 percent from the prior year and 9 percent sequentially. The effects of acquisitions, divestitures, currency and the pass-through effect of higher natural gas prices increased sales by 14 percent. Without these factors, sales were up 6 percent over the prior year and 4 percent sequentially. Higher gases volumes and improved chemical volumes and pricing accounted for the underlying revenue increase.

Operating income of $179 million increased 16 percent from $155 million in the prior year, which included a $31 million charge for a global cost reduction plan. Without this charge, operating income declined $7 million or 4 percent, as higher chemical raw material and energy costs were partially offset by higher volumes, favorable currency effects and acquisitions.

Commenting on the quarter, John P. Jones, Air Products' chairman and chief executive officer, said, "Margins suffered this quarter due to higher raw material and energy costs and plant turnarounds. Margin recovery is our main focus in the near-term. However, we are


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                                  Page 2 of 11


encouraged by improved volumes in electronics, healthcare, CPI, Asia merchant gases and higher amines, and we continue to see benefits from our portfolio management actions, including the divestiture of our U.S. packaged gases business early last year and our entry into the U.S. homecare market in October."

Industrial gas sales of $1,130 million increased 27 percent. Of this increase, 19 percent is accounted for by higher natural gas pass through, currency and acquisitions. Operating income of $153 million increased 25 percent from $123 million in the prior year, which included a $26 million charge for a global cost reduction plan. Operating income was up $4 million or 3 percent without this charge. Higher worldwide gases volumes, acquisitions and favorable currency effects drove this improvement.

Sequentially, gases revenues increased 10 percent. Of this increase, higher natural gas pass through, currency and acquisitions accounted for 7 percent. Operating income was down 10 percent, as a decline in North American gases volumes and the impacts of higher CPI plant outages were partially offset by favorable acquisition and currency effects. The first quarter also benefited from a favorable incentive compensation adjustment.

Chemicals sales of $399 million increased 11 percent versus the prior year. Operating income of $34 million declined 20 percent from $42 million, which included a charge of $5 million for a global cost reduction plan. This decline was driven by higher feedstock costs and weaker performance polymers (emulsions) volumes, partially offset by favorable currency and stronger higher amines and performance products (polyurethane and epoxy additives) shipments.

Sequentially, chemicals revenues increased 13 percent on higher volumes and improved pricing. Operating income was up 2 percent, with improved volumes mainly in higher amines and performance solutions (surfactants) and favorable currency offsetting higher feedstock costs.

Air Products' equipment segment sales were $50 million. Operating income of $3 million was down $2 million versus the prior year on lower air separation and helium equipment activity.


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                                  Page 3 of 11


Regarding Air Products' outlook, Mr. Jones said, "The slowdown in demand across the basic manufacturing industries is affecting our North American merchant gas and performance polymers volumes, and significantly higher energy and raw material costs are impacting our chemicals segment and to a lesser extent, gases. In addition, delays in new LNG heat exchanger orders and very low activity in air separation plants are reducing expectations for equipment segment profitability. Continued economic uncertainty is impacting near-term demand for our products and, as a result, we are revising our full year earnings outlook to a range of $2.23 to $2.37 per share, with third quarter earnings per share in the range of $.54 to $.58. In this weak environment, we are continuing our portfolio management actions and are identifying ways to improve our cost structure. Such actions could reduce our near-term outlook."

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products' goods and services; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover increased energy and raw material costs from customers; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of war or terrorism impacting the United States' and other markets; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Please review the following financial information:


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
                                                                    Exhibit 99.1

                                  Page 4 of 11


                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)

                                          Three Months Ended                Six Months Ended
                                               31 March                         31 March
                                         2003             2002            2003             2002
                                      ----------     -------------     -----------     -------------
Sales                                 $ 1,578.1      $ 1,312.7         $ 3,025.1       $ 2,629.2
                                      ----------     -------------     -----------     -------------
Income Before Cumulative              $   113.6      $   126.1(a)      $   242.3       $   239.8(a)
   Effect of Accounting Change
Cumulative Effect of                       --             --                (2.9)           --
   Accounting Change
                                      ----------     -------------     -----------     -------------
Net Income                            $   113.6      $   126.1(a)      $   239.4       $   239.8(a)
                                      ==========     =============     ===========     =============
Basic Earnings Per Share:
Income Before Cumulative              $      .52     $      .58(a)     $     1.11      $     1.11(a)
   Effect of Accounting Change
Cumulative Effect of                       --             --                 (.02)          --
   Accounting Change
                                      ----------     -------------     -----------     -------------
Net Income                            $      .52     $      .58(a)     $     1.09      $     1.11(a)
                                      ==========     =============     ===========     =============
Diluted Earnings Per Share:
Income Before Cumulative              $      .51     $      .57(a)     $     1.09      $     1.08(a)
   Effect of Accounting Change
Cumulative Effect of                       --             --                 (.02)          --
   Accounting Change
                                      ----------     -------------     -----------     -------------
Net Income                            $      .51     $      .57(a)     $     1.07      $     1.08(a)
                                      ==========     =============     ===========     =============
Capital Expenditures                                                   $    539.7      $   358.9

Depreciation                          $   156.4      $   136.4         $    312.4      $   275.7
                                      ----------     -------------     -----------     -------------

(a) Included an after-tax gain of $25.7, or $.12 per share, on the sale of U.S. packaged gas business and an after-tax charge of $18.9, or $.09 per share, for a global cost reduction plan.


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                                  Page 5 of 11


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                         CONSOLIDATED INCOME STATEMENTS
                                   (Unaudited)

(Millions of dollars, except per share)                  Three Months Ended              Six Months Ended
                                                              31 March                       31 March
                                                        2003            2002            2003            2002
                                                     ----------      ----------      -----------     ----------
SALES                                                $ 1,578.1       $ 1,312.7       $ 3,025.1       $ 2,629.2
COSTS AND EXPENSES
Cost of sales                                          1,176.3           942.3         2,209.3         1,879.4
Selling and administrative                               203.9           189.1           394.7           358.4
Research and development                                  31.1            28.1            61.1            58.5
Other (income) expense, net                              (12.2)           (1.6)          (15.5)           (6.1)
                                                     ----------      ----------      -----------     ----------
OPERATING INCOME                                         179.0           154.8           375.5           339.0
Income from equity affiliates, net of related             12.5            20.3            38.3            38.7
   expenses
Gain on sale of U.S. packaged gas business                --              55.7            --              55.7
Interest expense                                          28.6            31.0            60.3            66.1
                                                     ----------      ----------      -----------     ----------
INCOME BEFORE TAXES AND                                  162.9           199.8           353.5           367.3
    MINORITY INTEREST
Income taxes                                              48.7            69.6           103.8           118.4
Minority interest (a)                                       .6             4.1             7.4             9.1
                                                     ----------      ----------      -----------     ----------
INCOME BEFORE CUMULATIVE                                 113.6           126.1           242.3           239.8
    EFFECT OF ACCOUNTING CHANGE
Cumulative effect of accounting change                    --              --              (2.9)           --
                                                     ----------      ----------      -----------     ----------
NET INCOME                                           $   113.6       $   126.1       $   239.4       $   239.8
                                                     ==========      ==========      ===========     ==========
BASIC EARNINGS PER
   COMMON SHARE
Income before cumulative effect of                   $      .52      $      .58      $     1.11      $     1.11
   accounting change
Cumulative effect of                                      --              --               (.02)          --
   accounting change
                                                     ----------      ----------      -----------     ----------
Net Income                                           $      .52      $      .58      $     1.09      $     1.11
                                                     ----------      ----------      -----------     ----------
DILUTED EARNINGS PER
   COMMON SHARE
Income before cumulative effect of                   $      .51      $      .57      $     1.09      $     1.08
   accounting change
Cumulative effect of                                      --              --               (.02)          --
   accounting change
                                                     ----------      ----------      -----------     ----------
Net Income                                           $      .51      $      .57      $     1.07      $     1.08
                                                     ----------      ----------      -----------     ----------
WEIGHTED AVERAGE NUMBER                                  219.2           216.6           219.0           216.2
   OF COMMON SHARES (in millions)
                                                     ----------      ----------      -----------     ----------
WEIGHTED AVERAGE NUMBER                                  222.5           222.9           222.7           221.7
   OF COMMON AND COMMON
   EQUIVALENT SHARES (in millions)
                                                     ----------      ----------      -----------     ----------
DIVIDENDS DECLARED PER                               $      .21      $      .20      $      .42      $      .40
   COMMON SHARE - Cash
                                                     ----------      ----------      -----------     ----------

(a) Minority interest primarily includes before-tax amounts.


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                                  Page 6 of 11


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)

                                                                          31 March
ASSETS                                                              2003             2002
                                                                  --------         --------
CURRENT ASSETS
Cash and cash items                                                  $73.4            $97.8
Trade receivables, less allowances for                             1,131.2            867.2
 doubtful accounts
Inventories and contracts in progress                                511.4            459.7
Other current assets                                                 207.1            206.6
                                                                  --------         --------
TOTAL CURRENT ASSETS                                               1,923.1          1,631.3
                                                                  --------         --------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES       519.8            530.6
PLANT AND EQUIPMENT, at cost                                      11,316.4         10,157.1
Less - Accumulated depreciation                                    5,827.3          5,160.2
                                                                  --------         --------
PLANT AND EQUIPMENT, net                                           5,489.1          4,996.9
                                                                  --------         --------
GOODWILL                                                             589.1            343.1
                                                                  --------         --------
OTHER NONCURRENT ASSETS                                              319.7            368.9
                                                                  --------         --------
TOTAL ASSETS                                                      $8,840.8         $7,870.8
                                                                  ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Payables, trade and other                                           $543.7           $460.3
Accrued liabilities                                                  293.8            323.0
Accrued income taxes                                                 100.5             77.5
Short-term borrowings                                                 70.5             46.6
Current portion of long-term debt                                    325.4             66.9
                                                                  --------         --------
TOTAL CURRENT LIABILITIES                                          1,333.9            974.3
                                                                  --------         --------
LONG-TERM DEBT                                                     2,028.5          1,968.9
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                       887.3            718.9
DEFERRED INCOME TAXES                                                731.5            791.1
                                                                  --------         --------
TOTAL LIABILITIES                                                  4,981.2          4,453.2
                                                                  --------         --------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                           174.7            120.9
                                                                  --------         --------
TOTAL SHAREHOLDERS' EQUITY                                         3,684.9          3,296.7
                                                                  --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $8,840.8         $7,870.8
                                                                  ========         ========


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                                  Page 7 of 11

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                  CONDENSED CONSOLIDATED CASH FLOWS STATEMENTS
                                   (Unaudited)
(Millions of dollars)

                                                                                 Six Months Ended
                                                                                     31 March
                                                                                2003           2002
                                                                              -------        -------
OPERATING ACTIVITIES
 Net Income                                                                    $239.4         $239.8
 Adjustments to reconcile income to cash provided by operating activities:
   Depreciation                                                                312.4          275.7
   Deferred income taxes                                                        25.1            7.4
   Undistributed earnings of unconsolidated affiliates                          (2.2)         (30.9)
   Gain on sale of assets and investments                                       (8.9)         (58.6)
   Other                                                                       (15.9)          66.1
   Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
   Trade receivables                                                           (69.9)          10.1
   Inventories and contracts in progress                                       (33.6)          (5.8)
   Payables, trade and other                                                    26.1          (43.0)
   Other                                                                       (32.4)          16.3
                                                                              ------         ------
CASH PROVIDED BY OPERATING ACTIVITIES                                          440.1          477.1
                                                                              ------         ------
INVESTING ACTIVITIES
 Additions to plant and equipment (a)                                         (294.1)        (321.3)
 Investment in and advances to unconsolidated affiliates                        (5.2)         (34.7)
 Acquisitions, less cash acquired (b)                                         (233.8)          (1.1)
 Proceeds from sale of assets and investments                                   40.0          267.8
 Other                                                                          (1.0)          10.5
                                                                              ------         ------
CASH USED FOR INVESTING ACTIVITIES                                            (494.1)         (78.8)
                                                                              ------         ------
FINANCING ACTIVITIES
 Long-term debt proceeds                                                        50.2           20.8
 Payments on long-term debt                                                    (60.2)        (164.8)
 Net decrease in commercial paper and short-term borrowings                    (54.4)        (205.2)
 Dividends paid to shareholders                                                (91.9)         (86.2)
 Issuance of stock for options and award plans                                  24.6           75.5
                                                                              ------         ------
 CASH USED FOR FINANCING ACTIVITIES                                           (131.7)        (359.9)
                                                                              ------         ------
 Effect of Exchange Rate Changes on Cash                                         5.4           (6.8)
                                                                              ------         ------
 (Decrease) Increase in Cash and Cash Items                                   (180.3)          31.6
 Cash and Cash Items - Beginning of Year                                       253.7           66.2
                                                                              ------         ------
 Cash and Cash Items - End of Period                                           $73.4          $97.8
                                                                              ======         ======

(a) Excludes capital lease additions of $1.6 and $1.8 in 2003 and 2002, respectively.

(b) Excludes $1.0 of capital lease obligations and $4.0 of long-term debt assumed in acquisitions in 2003.


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                                  Page 8 of 11

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(Millions of dollars, except per share)

Asset Retirement Obligations

The company adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations," on 1 October 2002. The Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The liability is measured at discounted fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset's useful life. The company's asset retirement obligations are primarily associated with Gases on-site long-term supply contracts under which the company has built a facility on land leased from the customer and is obligated to remove the facility at the end of the contract term. At 1 October 2002, the company recognized transition amounts for existing asset retirement obligation liabilities, associated capitalizable costs and accumulated depreciation. An after-tax transition charge of $2.9 was recorded as the cumulative effect of an accounting change. The ongoing expense on an annual basis resulting from the initial adoption of SFAS No. 143 is approximately $1.

Acquisitions

In October 2002, the company acquired American Homecare Supply, LLC (AHS), a homecare market leader throughout the northeastern United States, for $166. Subsequently, AHS has continued to expand through the acquisition of small homecare businesses.

In July 2002, the company purchased an additional 22% of the outstanding shares of San Fu Chemical Company, Ltd. (San Fu), increasing the company's ownership interest from 48% to 70%. As of 30 June 2002, the company accounted for its investment in San Fu using the equity method. With this acquisition, the company obtained control and consolidated this investment.

The above acquisitions contributed $172 and $28 to sales and operating income for the six months ended 31 March 2003.

Divestitures

On 28 February 2002, the company completed the sale of the majority of its U.S. packaged gas business, excluding the electronic gases and magnetic resonance imaging related helium operations, to Airgas, Inc. (Airgas). The company also sold its packaged gas operations in the Carolinas and in Southern Virginia to National Welders Supply Company, Inc., a joint venture between Airgas and the Turner family of Charlotte, N.C. For the five months ended 28 February 2002, the assets sold generated revenues of approximately $100 also with a modest contribution to operating income. The proceeds from these transactions were $254.5. The results for the three and six months ended 31 March 2002 included a gain of $55.7 ($25.7 after-tax, or $.12 per share).

On 1 April 2003, the company completed the sale of the majority of its Canadian packaged gas business to the BOC Group for approximately $40.


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
                                  Page 9 of 11


Global Cost Reduction Plan

The results for the three and six months ended 31 March 2002 included a charge of $30.8 ($18.9 after-tax, or $.09 per share) for a global cost reduction plan including U.S. packaged gas divestiture related reductions. The plan included 333 position eliminations, resulting in a charge of $27.1 for severance and pension related benefits. A charge of $3.7 was recognized for asset impairments related to the planned sale or closure of two small chemicals facilities. The restructuring charges included in cost of sales, selling and administrative, research and development, and other expense were $13.4, $14.1, $.4, and $2.9, respectively. This cost reduction plan was completed as expected in March 2003.

Equity Affiliates' Income

Income from equity affiliates for the six months ended 31 March 2003 included $14 for adjustments related to divestitures recorded in prior periods.

Income from equity affiliates contributed $.06 and $.09 to diluted earnings per share for the three months ended 31 March 2003 and 2002, respectively. Income from equity affiliates contributed $.15 and $.16 to diluted earnings per share for six months ended 31 March 2003 and 2002, respectively.


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                                  Page 10 of 11

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

Business segment information is shown below:

(Millions of dollars)                         Three Months Ended                          Six Months Ended
                                                   31 March                                   31 March
                                         2003                 2002                2003                     2002
                                       ---------          -----------           --------               -----------
Revenues from external customers
  Gases                                $1,129.5             $886.8              $2,155.3               $1,790.9
  Chemicals                               398.5              358.1                 752.3                  707.1
  Equipment                                50.1               67.8                 117.5                  131.2
                                       --------           --------              --------               --------
  Segment Totals                        1,578.1            1,312.7               3,025.1                2,629.2
                                       --------           --------              --------               --------
  Consolidated Totals                  $1,578.1           $1,312.7              $3,025.1               $2,629.2
                                       --------           --------              --------               --------

Operating income

  Gases                                  $152.9             $122.5(a)             $323.4                 $274.5(a)
  Chemicals                                33.7               42.0(b)               66.8                   82.5(b)
  Equipment                                 3.0                5.1                   7.1                    6.0
                                       --------           --------              --------               --------
  Segment Totals                          189.6              169.6                 397.3                  363.0
                                       --------           --------              --------               --------
  Corporate research and                  (10.6)             (14.8)                (21.8)                 (24.0)
    development and other
     income (expense)
                                       --------           --------              --------               --------
  Consolidated Totals                    $179.0             $154.8                $375.5                 $339.0
                                       --------           --------              --------               --------
Equity affiliates' income
  Gases                                   $11.9              $16.3                 $26.6                  $32.1
  Chemicals                                  .8                2.8                   3.3                    5.1
  Equipment                                 (.2)               1.2                    .1                    1.5
                                       --------           --------              --------               --------
  Segment Totals                           12.5               20.3                  30.0                   38.7
                                       --------           --------              --------               --------
  Other                                    --                 --                     8.3                   --
                                       --------           --------              --------               --------
  Consolidated Totals                     $12.5              $20.3                 $38.3                  $38.7
                                       --------           --------              --------               --------


(Millions of dollars)                                                                        31 March
                                                                                  2003                   2002
                                                                                --------               --------
Identifiable assets (c)
  Gases                                                                         $6,486.1               $5,503.2
  Chemicals                                                                      1,478.6                1,384.4
  Equipment                                                                        173.6                  214.1
                                                                                --------               --------
  Segment Totals                                                                 8,138.3                7,101.7
                                                                                --------               --------
  Corporate assets                                                                 182.7                  238.5
                                                                                --------               --------
  Consolidated Totals                                                           $8,321.0               $7,340.2
                                                                                --------               --------


(a)   Included a cost reduction charge of $26.2.

(b)   Included a cost reduction charge of $4.6.

(c) Identifiable assets are equal to total assets less investments in equity affiliates.


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                                  Page 11 of 11


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)

                                            Three Months Ended                          Six Months Ended
                                                31 March                                   31 March
                                        2003                 2002                 2003                  2002
                                      --------             --------             --------              --------
Revenues from external customers
  United States                         $941.5               $819.9             $1,761.4              $1,657.8
  Canada                                  30.1                 27.1                 57.3                  52.1
                                      --------             --------             --------              --------
      Total North America                971.6                847.0              1,818.7               1,709.9
                                      --------             --------             --------              --------
  United Kingdom                         112.3                108.0                229.1                 218.9
  Spain                                   88.9                 80.5                173.3                 161.7
  Other Europe                           234.7                180.5                441.1                 332.4
                                      --------             --------             --------              --------
       Total Europe                      435.9                369.0                843.5                 713.0
                                      --------             --------             --------              --------
  Asia                                   145.6                 69.1                306.0                 152.0
  Latin America                           24.9                 27.6                 56.7                  54.2
  All Other                                 .1                 --                     .2                    .1
                                      --------             --------             --------              --------
Total                                 $1,578.1             $1,312.7             $3,025.1              $2,629.2
                                      --------             --------             --------              --------

Note: Geographic information is based on country of origin. The Other Europe segment operates principally in Belgium, France, Germany and the Netherlands.



                                      # # #


MEDIA INQUIRIES:

      Catherine E. McDonald, tel: (610) 481-3673; e-mail: mcdonace@apci.com

INVESTOR INQUIRIES:

      Alexander W. Masetti, tel: (610) 481-7461; email: masettaw@apci.com